AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

Dated as of **November 09, 2023**

GRANITESHARES ETF TRUST	and	**GRANITESHARES ADVISORS LLC**
(PARTY A)		**(PARTY B)**

Party A and Party B have previously entered into that an Investment Advisory Agreement ("The Agreement") dated May 19, 2023. The parties have now agreed to amend the Agreement by this Amendment (this "Amendment") with effect from the date first written above.

Accordingly, the parties agree as follows:-

1. **Amendment of Appendix A.** Appendix A of the Agreement is amended and restated in its entirety and replaced with Appendix A attached hereto. Each entity listed on the attached Appendix A, a separate portfolio under the Agreement.

2. **Representations**.

   Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment

4. **Miscellaneous**.

   (a) **Definitions**. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

   (b) **Entire Agreement**. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

   (c) **Agreement Continuation**. The Agreement, as modified herein, shall continue in full force and effect.

   (d) **Counterparts**. This Amendment may be executed and delivered in counterparts (including by e-mail or facsimile transmission), each of which will be deemed an original.

   (e) **Headings**. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

[*Signature Page to Follow*]

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

GRANITESHARES ETF TRUST	**GRANITESHARES ADVISORS LLC**
By: /s/ William Rhind___________________	By: William Rhind_________________
Name: William Rhind	Name: William Rhind
Title: President GraniteShares ETF Trust	Title: CEO GraniteShares Advisors LLC
Date: November 09, 2023	Date: November 09, 2023

APPENDIX A
REVISED FUND NAMES

Prior Fund Name	New Fund Name
GraniteShares 1.5x Long AAL Daily ETF	GraniteShares 2x Long AAL Daily ETF
GraniteShares 1.5x Short AAL Daily ETF	GraniteShares 2x Short AAL Daily ETF
GraniteShares 1.75x Long AAPL Daily ETF	GraniteShares 2x Long AAPL Daily ETF
GraniteShares 1.75x Short AAPL Daily ETF	GraniteShares 2x Short AAPL Daily ETF
GraniteShares 1.25x Long AMD Daily ETF	GraniteShares 2x Long AMD Daily ETF
GraniteShares 1.25x Short AMD Daily ETF	GraniteShares 2x Short AMD Daily ETF
GraniteShares 1.5x Long AMZN Daily ETF	GraniteShares 2x Long AMZN Daily ETF
GraniteShares 1.75x Long BABA Daily ETF	GraniteShares 2x Long BABA Daily ETF
GraniteShares 1.5x Long COIN Daily ETF	GraniteShares 2x Long COIN Daily ETF
GraniteShares 1.5x Short COIN Daily ETF	GraniteShares 2x Short COIN Daily ETF
GraniteShares 1.5x Long DIS Daily ETF	GraniteShares 2x Long DIS Daily ETF
GraniteShares 1.25x Long F Daily ETF	GraniteShares 2x Long F Daily ETF
GraniteShares 1.75x Long GOOGL Daily ETF	GraniteShares 2x Long GOOGL Daily ETF
GraniteShares 1.5x Long JPM Daily ETF	GraniteShares 2x Long JPM Daily ETF
GraniteShares 1.5x Short JPM Daily ETF	GraniteShares 2x Short JPM Daily ETF
GraniteShares 1.5x Long LCID Daily ETF	GraniteShares 2x Long LCID Daily ETF
GraniteShares 1.5x Short LCID Daily ETF	GraniteShares 2x Short LCID Daily ETF
GraniteShares 1.5x Long META Daily ETF	GraniteShares 2x Long META Daily ETF
GraniteShares 1.5x Short META Daily ETF	GraniteShares 2x Short META Daily ETF
GraniteShares 1.5x Long NVDA Daily ETF	GraniteShares 2x Long NVDA Daily ETF
GraniteShares 1.5x Short NVDA Daily ETF	GraniteShares 2x Short NVDA Daily ETF
GraniteShares 1.25x Long PLTR Daily ETF	GraniteShares 2x Long PLTR Daily ETF
GraniteShares 1.5x Long RIVN Daily ETF	GraniteShares 2x Long RIVN Daily ETF
GraniteShares 1.5x Short RIVN Daily ETF	GraniteShares 2x Short RIVN Daily ETF
GraniteShares 1.75x Long TSLA Daily ETF	GraniteShares 2x Long TSLA Daily ETF
GraniteShares 1.5x Short TSLA Daily ETF	GraniteShares 2x Short TSLA Daily ETF
GraniteShares 1.5x Long UBER Daily ETF	GraniteShares 2x Long UBER Daily ETF
GraniteShares 1.5x Long XOM Daily ETF	GraniteShares 2x Long XOM Daily ETF
GraniteShares 1.5x Short XOM Daily ETF	GraniteShares 2x Short XOM Daily ETF